Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Verizon Savings and Security Plan for Mid-Atlantic Associates (the Plan) of Verizon Communications Inc. of our report dated June 22, 2017, with respect to the financial statements and supplemental schedule of the Plan included in its Annual Report (Form 11-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Mitchell & Titus, LLP

Mitchell & Titus, LLP

New York, New York

March 8, 2018